Exhibit 5.1

May 26, 2026

Momentus Inc.
1762 Automation Parkway
San Jose, CA 95131

Ladies and Gentlemen:

We have acted as counsel to Momentus Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) being filed on this date by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale from time to time by the Company of up to $200,000,000 aggregate offering amount of (i) shares of the Company’s Class A common stock, par value $0.00001 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.00001 per share (“Preferred Stock”), (iii) one or more series of debt securities (the “Debt Securities”) issuable pursuant to an indenture (the “Indenture”) to be entered into between the Company and a financial institution to be identified therein as trustee (the “Trustee”), (iv) warrants to purchase Common Stock, Preferred Stock and/or Debt Securities (the “Warrants”) and/or (v) units consisting of any combination of such foregoing securities described in clauses (i) through (iv) above (the “Units”). The Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Units are collectively referred to herein as the “Securities.”  The Preferred Stock will be issued in one or more series and the relative powers, designations, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more certificates of designation (each, a “Certificate of Designation”), which will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8‑K incorporated in such Registration Statement by reference.  The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Base Prospectus”) and supplements to the Prospectus (each, a “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”).  This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S‑K, as promulgated by the SEC.

We have examined the Registration Statement and the Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and the Amended and Restated Bylaws, as amended (the “Bylaws”), of the Company, each of which has been filed with the SEC.  We have also examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  In such examination, we have assumed, and express no opinion as to, the authenticity of original documents and the genuineness of all signatures, the conformity to the originals of all documents submitted to us as copies, the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed, the legal capacity of all natural persons or entities (except for the Company), the absence of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the absence of any other extrinsic agreements or documents that might change or affect the interpretation or terms of documents we have reviewed, and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. In giving our opinion, we have also relied upon a good standing certificate regarding the Company issued by the Delaware Secretary of State dated May 21, 2026, and as to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

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We also have assumed that any certificates or instruments representing the Securities will be, when issued, properly signed by authorized officers of the Company, and, in the case of Debt Securities, properly authenticated in accordance with the terms of the applicable Indenture and delivered to the intended recipients with the intent that the Company be bound thereby. Furthermore, with respect to the Company’s uncertificated capital stock, we assume that issued Common Stock will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such issued Common Stock has been surrendered to the Company in accordance with Section 158 of the Delaware General Corporation Law, and that the Company will properly register the transfer of the Common Stock to the purchasers of such Common Stock on the Company’s record of uncertificated securities. We also have assumed that the Indenture at the time of execution, authentication, issuance and delivery of the Debt Securities will be a valid and legally binding obligation of the Trustee, the Warrant Agreement (as defined below) at the time of issuance and delivery of the Warrants will be a valid and legally binding obligation of the Company’s warrant agent and the Unit Agreement (as defined below) at the time of issuance and delivery of the Units will be a valid and legally binding obligation of the Company’s unit agent.

We render this opinion with respect to the laws of the State of New York and the Delaware General Corporation Law, and we do not express any opinion with respect to the law of any other jurisdiction or to the securities or “blue sky” laws of any state or any local or regional laws. To the extent that any Warrant Agreement or Unit Agreement (each as defined below) is governed by the laws of any jurisdiction other than the State of New York, our opinion expressed below assumes that the laws of the State of New York will exclusively apply to and govern such Warrant Agreement or Unit Agreement, without regard to any interpretation or construction that might be indicated by the laws stated as governing any such Warrant Agreement or Unit Agreement.

In connection with our opinions expressed below, we have assumed that, at or prior to the time of the delivery of any Securities: (i) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act and that no stop order shall have been issued with respect thereto; (ii) that a Prospectus Supplement will have been filed with the SEC describing the Securities offered thereby; (iii) that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) that a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (v) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (vi) that the applicable Indenture will be the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms, and will be duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and that the applicable Trustee will be duly eligible to serve as trustee; (vii) with respect to shares of Common Stock or Preferred Stock offered or purchasable upon exercise or conversion of any Securities, that there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Certificate of Incorporation that are not otherwise reserved for issuance; and (viii) that no future amendments will be made to the Certificate of Incorporation or Bylaws that would be in conflict with or inconsistent with the Company’s right and ability to issue the Securities.

Our opinion is qualified by and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Debt Securities, the Warrants and the Units:

i.
the effect of laws of bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers;

ii.
the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law; or

iii.	in the case of the Debt Securities, the effect of laws relating to usury or permissible rates of interest for loans, forbearances or the use of money.

We express no opinion regarding the effectiveness of any waiver or stay, extension or of unknown future rights. Further, we express no opinion regarding the effect of provisions relating to indemnification, exculpation or contribution to the extent such provisions may be held unenforceable as contrary to federal or state securities laws or public policy.

The Company has informed us that the Company intends to issue the Securities from time to time on a delayed or continuous basis. We undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the SEC or other governmental body. In particular, we assume that the Company will obtain the requisite approval of the Board and the requisite approval of its stockholders, if required by the laws of the State of Delaware and the Certificate of Incorporation and the Bylaws, or if necessary because the Company does not have a sufficient number of authorized but unissued and unreserved shares of its capital stock at the time of issuance to comply with any Securities. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time and duly amend its Certificate of Incorporation to increase the authorized number of shares of its capital stock as necessary if the number of such shares to be sold pursuant to the Registration Statement would cause the Company to issue more such shares than it has authorized and unissued and unreserved.

Based on such examination, we are of the opinion that:

1.
With respect to shares of the Common Stock registered pursuant to the Registration Statement, when: (a) the issuance and the terms of the offering of the shares of Common Stock and related matters have been duly authorized by all required corporate action of the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) and, if required, the stockholders of the Company in accordance with the Certificate of Incorporation and the Bylaws and applicable laws; and (b) if required, certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Common Stock will be validly issued, fully paid and nonassessable;

2.
With respect to any particular series of shares of Preferred Stock registered pursuant to the Registration Statement, when: (a) the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a certificate of designation relating to such Preferred Stock conforming to the Delaware General Corporation Law (a “Certificate”) and the filing of the Certificate with the Secretary of State of the State of Delaware, have been duly authorized by all required corporate action of the Board and, if required, the stockholders of the Company in accordance with the Certificate of Incorporation and the Bylaws and applicable laws; and (b) if required, certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Preferred Stock will be validly issued, fully paid and nonassessable;

3.
With respect to the Debt Securities registered pursuant to the Registration Statement, when: (a)(i) the terms of the Debt Securities have been duly established and authorized by the Company, (ii) the Indenture has been duly executed and delivered by the Company, (iii) the issuance and sale of the Debt Securities, the terms of the offering thereof and related matters have been duly authorized by all required corporate action of the Board and, if required, the stockholders of the Company in accordance with the Certificate of Incorporation and the Bylaws and applicable laws, and (iv) the Debt Securities have been duly executed by the Company and duly authenticated by the Trustee in accordance with the terms of the Indenture, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, the Debt Securities will be valid and binding obligations of the Company, and (b) when the Debt Securities to be offered and issued by the Company upon exercise of the Warrants have been issued by the Company against payment in full of the consideration and in accordance with the applicable Warrant and the Indenture, the Debt Securities will be valid and binding obligations of the Company; and

4.
With respect to the Warrants registered pursuant to the Registration Statement, when: (a) the issuance and terms of the Warrants, the terms of the offering thereof and related matters have been duly authorized by all required corporate action of the Board and, if required, the stockholders of the Company in accordance with the Certificate of Incorporation and the Bylaws and applicable laws; and (b) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, warrant or similar agreement (“Warrant Agreement”) duly authorized, executed and delivered by the Company and a bank or trust company, as warrant agent (each, a “Warrant Agent”), and any certificates for the Warrants have been duly executed and delivered by the Company and such Warrant Agent, then the Warrants will be valid and binding obligations of the Company.

5.
With respect to the Units registered pursuant to the Registration Statement, when: (a) the issuance and terms of the Units, the terms of the offering thereof and related matters, including the adoption of a unit agreement (“Unit Agreement”), as applicable, have been duly authorized by all required corporate action of the Board and, if required, the stockholders of the Company in accordance with the Certificate of Incorporation and the Bylaws and applicable laws; (b) the Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable unit agreement and in the manner contemplated by the applicable Prospectus Supplement and by such corporate action; and (c) the conditions outlined in the immediately preceding paragraphs (1) through (4) that apply to the Securities that make up such Units are all met, then the Units will be valid and binding obligations of the Company.

Our opinion expressed above is made as of the date hereof and is subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same.  The opinion set forth herein is based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise.  In rendering our opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto.  In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the SEC issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit.

Very truly yours,

/s/ Bradley Arant Boult Cummings LLP